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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-79225 and 333-51034) pertaining to the Corinthian Colleges, Inc. 1998 Performance Award Plan, Form S-8 (No. 333-51032) pertaining to the Corinthian Colleges, Inc. Employee Stock Purchase Plan, Form S-8 (Nos. 333-115763, 333-131800, 333-172014, and 333-181213) pertaining to the Corinthian Colleges, Inc. 2003 Performance Award Plan, Form S-8 (No. 333-117889) pertaining to the Corinthian Colleges, Inc. Executive Deferral Plan, and Form S-8 (No. 333-124955) pertaining to the Corinthian Colleges, Inc. 2004 New-Hire Award Plan of our reports dated August 24, 2012, with respect to the consolidated financial statements of Corinthian Colleges, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of Corinthian Colleges, Inc. and subsidiaries, included in its Annual Report (Form 10-K) for the year ended June 30, 2012.

/s/ Ernst & Young LLP

Orange County, California
August 24, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM